THIRD AMENDMENT TO
FIRST AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
CAPLEASE, LP

In connection with the issuance of up to 850,000 shares of 7.25% Series C Cumulative Redeemable Preferred Stock by CapLease, Inc. (the “Company” and the “Original Limited Partner”) and the contribution to Caplease, LP (the “Partnership”) by the Original Limited Partner of some or all of the net proceeds therefrom and pursuant to Article XII of the First Amended and Restated Limited Partnership Agreement of Caplease, LP (the “Partnership Agreement”), this THIRD AMENDMENT TO FIRST AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF CAPLEASE, LP (this “Amendment”) is made and entered into as of the 28th day of February, 2013, by and between CLF OP General Partner LLC (the “General Partner”) and the Original Limited Partner for the sole purpose of (i) increasing the number of designated Series C Preferred Units to 1,700,000 and (ii) authorizing the issuance of up to an additional 850,000 Series C Preferred Units to the Original Limited Partner, from time to time as follows:

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.   Increase in Series C Preferred Units.

Section 15.1 of the Partnership Agreement is hereby amended by deleting the second sentence thereof in its entirety and replacing it with the following:

“The number of authorized Series C Preferred Units shall be 1,700,000, 850,000 of which shall be issued and outstanding and owned by the Original Limited Partner as of the date hereof, and 850,000 of which shall be issued to the Original Limited Partner in consideration of the contribution of the net proceeds from the issue and sale by the Original Limited Partner, of 850,000 shares of its 7.25% Series C Cumulative Redeemable Preferred Stock in a public offering expected to close on March 1, 2013.”

Section 2.   Definition.

Section 15.2 of the Partnership Agreement is hereby amended by deleting the definition of “Series C Articles Supplementary” in its entirety and replacing it with the following:

“‘Series C Articles Supplementary’ means the Articles Supplementary of the Company filed with the State Department of Assessments and Taxation of the State of Maryland on January 18, 2013, and as amended from time to time, designating the terms, rights and preferences of the shares of 7.25% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, of the Company.”

IN WITNESS WHEREOF, this Amendment is executed as of the 28th day of February, 2013.

GENERAL PARTNER:

CLF OP GENERAL PARTNER LLC

By:	CapLease, Inc., its sole member

By:	/s/ Shawn P. Seale
Name:	Shawn P. Seale
Title:	Senior Vice President

Address:	1065 Avenue of the Americas
New York, New York 10018

ORIGINAL LIMITED PARTNER:

CAPLEASE, INC.

By:	/s/ Robert C. Blanz
Name:	Robert C. Blanz
Title:	Senior Vice President

Address:	1065 Avenue of the Americas
New York, New York 10018

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